Exhibit 99.1
Revance Reports Fourth Quarter and Full Year 2021 Financial Results,
Provides Corporate Update
–Announces the completion of three consecutive drug substance lots and one drug product lot as part of the qualification of new working cell bank, supporting BLA resubmission
–Fourth quarter and full year 2021 revenue for the RHA® Collection of dermal fillers of $23.8 million, and $70.8 million, respectively, with over 3,000 aesthetic accounts across products and services
–Cash, cash equivalents and short-term investments of $225.1 million
–Conference call and webcast today at 4:30 p.m. ET.
NASHVILLE, Tenn., February 28, 2022 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the fourth quarter and full year ended December 31, 2021 and provided a corporate update.
Financial Highlights
•Revenue for the fourth quarter and full year ended December 31, 2021 was $26.0 million and $77.8 million compared to $11.1 million and $15.3 million for the same periods in 2020, respectively. The increase was due to increased sales of the RHA® Collection of dermal fillers. Revenue for the fourth quarter included $23.8 million of product revenue from the RHA® Collection of dermal fillers, $1.6 million of collaboration revenue and $0.5 million of service revenue from the company’s fintech platform1.
•Selling, general and administrative (SG&A) expenses for the fourth quarter and full year ended December 31, 2021 were $46.4 million and $198.8 million compared to $55.8 million and $151.8 million for the same periods in 2020, respectively, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The increase on a full year basis was primarily due to sales and marketing expenses related to the RHA® Collection of dermal fillers, pre-commercial preparation activities for DaxibotulinumtoxinA for Injection and expenses related to an increase in headcount following the acquisition of HintMD in 2020. Excluding depreciation, amortization and stock-based compensation, non-GAAP SG&A expenses were $38.1 million and $166.4 million for the fourth quarter and full year ended December 31, 2021, respectively.

•Research and development (R&D) expenses for the fourth quarter and full year ended December 31, 2021 were $29.5 million and $116.3 million compared to $26.8 million and $125.8 million for the same periods in 2020, respectively. The decrease on a full year basis was primarily due to lower costs incurred in connection with clinical trial and regulatory activities, offset by costs related to pre-commercial manufacturing and quality activities, fintech platform development and stock-based compensation. Excluding depreciation, amortization and stock-based compensation, non-GAAP R&D expenses were $25.2 million and $99.4 million for the fourth quarter and full year ended December 31, 2021, respectively.
•Total operating expenses for the fourth quarter and full year ended December 31, 2021 were $87.6 million and $352.5 million compared to $89.1 million and $288.5 million for the same periods in 2020. Excluding costs of revenue, depreciation and amortization and stock-based compensation, non-GAAP operating expenses for the fourth quarter and full year ended December 31, 2021 were $63.3 million and $265.8 million, respectively. GAAP and non-GAAP operating expenses for the year were below the previously announced guidance range as a result of cash conservation measures implemented during the fourth quarter of 2021.
•Net loss for the fourth quarter and full year ended December 31, 2021 was $63.1 million and $281.3 million compared to a net loss of $78.3 million and $282.1 million for the same periods in 2020, respectively.
•Cash, cash equivalents and short-term investments as of December 31, 2021 were $225.1 million.
“I am pleased to announce that we have completed the manufacturing of three consecutive drug substance lots and one drug product lot as part of the qualification of our new working cell bank, as required by the FDA, and are actively working on completing the resubmission package for our BLA for DaxibotulinumtoxinA for Injection for glabellar lines,” said Mark J. Foley, Chief Executive Officer of Revance. “We remain focused on getting our neuromodulator approved as soon as possible and look forward to engaging with the agency to facilitate this process.”
Foley added, “In 2022 and beyond, we plan to leverage our differentiated products and services along with our customer-centric marketing strategy to build upon our very successful year of commercial results, which totaled over $70 million for the RHA® Collection. With over 3,000 active accounts to date, we believe that we are able to provide accounts and their consumers with a compelling value proposition that can further be enhanced once our neuromodulator is approved. In addition, we believe our long-acting neuromodulator, once approved, should not only accelerate our growth in aesthetics, but will also pave the way for us to file a supplemental BLA for cervical dystonia. We look forward to our growth catalysts ahead and remain very focused on executing on our strategic priorities for the year.”

Fourth Quarter Highlights and Subsequent Updates
•Regulatory update for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines. In December 2021, Revance held a Type A meeting with the U.S. Food and Drug Administration (FDA) regarding the Complete Response Letter (CRL) received for DaxibotulinumtoxinA for Injection for glabellar lines. According to the Type A meeting minutes, a complete response to address the outstanding observations related to the new working cell bank (WCB) and the drug substance manufacturing process required Revance to qualify its new WCB by producing three consecutive drug substance lots and one drug product lot. Revance announces today that it has completed these manufacturing activities and is working on resubmitting its BLA for DaxibotulinumToxinA for Injection for the treatment of glabellar lines as soon as possible. Based on the Type A meeting minutes, a reinspection of the manufacturing facility will be necessary once the resubmission is accepted by the FDA.
•RHA® Collection revenue totaled $70.8 million in 2021. RHA® Collection revenue totaled $23.8 million in the fourth quarter of 2021, representing an increase of 138.2% from the same period last year, supported by new account growth, increased account productivity and the impact of seasonality. The number of aesthetic accounts across the RHA® Collection and the company’s fintech platform increased to over 3,000 by year end.
•RHA® Redensity dermal filler received FDA approval. In December, Revance’s partner, Teoxane SA, received U.S. FDA approval for RHA® Redensity’s first indication, which is for the treatment of moderate to severe dynamic perioral rhytids (lip lines) in adults aged 22 or older. RHA® Redensity is expected to be launched in the second half of 2022.
•Launched OPUL™, the first-of-its-kind Relational Commerce platform for aesthetic practices. In October, Revance launched OPUL™, an end-to-end, cloud-based payment platform designed to cultivate long-term customer relationships and optimize business operations for aesthetic practices. Revance is focused on leveraging OPUL™ to expand and deepen its relationships with customers.
•Gross payment volume (GPV) for fintech platforms. Payment processing volume is a key performance indicator for the company’s fintech platforms, which includes OPUL™ and the legacy HintMD platform until customer migration is fully completed. The company defines GPV as the total dollar amount of all transactions processed in the period through OPUL™ and HintMD platforms, net of refunds. For the full year 2021, GPV for the company’s fintech platforms totaled $506 million. On a run-rate basis (based on fourth quarter 2021 GPV), GPV was nearly $600 million.
•Announced positive topline results from the ASPEN-OLS Phase 3 study. In November, Revance reported positive topline results from the ASPEN-OLS Phase 3 study of DaxibotulinumtoxinA for Injection for the treatment of adults with cervical dystonia. The ASPEN Phase 3 clinical program was the company's second successfully completed Phase 3 program for DaxibotulinumtoxinA for Injection that demonstrated the drug was generally safe and well-tolerated and that supported the drug's extended duration profile.
•Completed end-of-phase 2 meeting for DaxibotulinumtoxinA for Injection for the treatment of adults with upper limb spasticity. In October of 2021, Revance concluded its end-of-phase 2 meeting with the FDA, which informed the study design for its JUNIPER Phase 3 program for adult upper limb spasticity.
Strategic Priorities
Revance’s strategic priorities in 2022 include the following: 1) obtaining FDA approval for DaxibotulinumToxinA for Injection for the treatment of moderate to severe glabellar lines as soon as possible; 2) continuing to drive revenue growth by increasing adoption of the RHA® Collection of dermal fillers; 3) expanding and deepening customer relationships through OPUL™; 4) maintaining prudent capital allocation; and 5) continuing to invest in people, workplace culture, and diversity and inclusion.
2022 Financial Outlook
Revance expects 2022 GAAP operating expenses to be $375 million to $400 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $260 million to $280 million. Revance expects 2022 non-GAAP research and development expense to be $100 million to $110 million. With the current cash, cash equivalents and short-term investments, management projects that the company is funded into 2023, excluding the proceeds of any financing transactions.
Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on February 28, 2022 to discuss the results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 8372338; or from the webcast link in the investor relations section of the company's website at: www.revance.com.

A replay of the call will be available beginning February 28, 2022, at 4.30 p.m. PT / 7.30 p.m. ET to March 1, 2022 at 4.30 p.m. PT / 7.30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 8372338. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.
1. Fintech platform refers to the OPUL™ Relational Commerce Platform and the company’s legacy HintMD Platform. The company is in the process of migrating existing HintMD customers to the OPUL™ platform.
About Revance
Revance is a commercial stage biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation, long-acting neuromodulator product, DaxibotulinumtoxinA for Injection. Revance has successfully completed Phase 3 clinical programs for DaxibotulinumtoxinA for Injection in glabellar (frown) lines, for which the company is currently pursuing U.S. regulatory approval, and in cervical dystonia. Revance is also evaluating DaxibotulinumtoxinA for Injection in adult upper limb spasticity. Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the OPUL™ Relational Commerce Platform. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which if approved, would be the first and only generic biosimilar to Botox® and Botox® Cosmetic. For more information or to join our team visit us at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

Forward Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our 2022 financial outlook, milestone expectations, future expenses, future revenue, expected cash runway, cash preservation plans, run-rate and financial performance; our ability to address deficiencies identified by the FDA and obtain regulatory approval of DaxibotulinumtoxinA for Injection in glabellar lines; our ability to obtain, and the timing relating to regulatory submissions, approval and meetings with respect to our drug product candidates, including the resubmission and acceptance of our BLA with the FDA and subsequent reinspection of our manufacturing facility; the timing of the RHA® Redensity launch; the rate and degree of commercial acceptance, opportunity and growth potential of the RHA® Collection of dermal fillers, OPUL™, and our product candidates, if approved; our strategic priorities; the initiation, design, enrollment, submission, timing and results of our clinical studies; the safety, efficacy and duration of DaxibotulinumtoxinA for Injection;

development of a biosimilar to BOTOX® with our partner, Viatris; our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; the potential benefits of our drug product candidates and our technologies, including DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and the fintech platform; the extent to which our products and services are considered differentiated; and the market, competition and growth potential of OPUL™, the RHA® Collection of dermal fillers and our dug product candidates, if approved, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, our ability to remediate deficiencies identified by the FDA and obtain FDA approval of the BLA for DaxibotulinumtoxinA for Injection for glabellar lines, including as a result of observations made by the FDA during the site inspection or other reasons; our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, future revenues, capital requirements, our financial performance and the economics of DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and OPUL™; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability and the ability of our partners to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process, including the risk that the topline results from the ASPEN-OLS and JUNIPER upper limb spasticity trial are based on our preliminary analysis of key safety and/or efficacy data, the fact that such data may change following a more comprehensive review and such data may not accurately reflect the complete results of the trial, and the FDA may not agree with our interpretation of such results; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of the RHA® Collection of dermal fillers, OPUL™ and our drug product candidates, if approved; our ability to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL™ and our ability to successfully commercialize DaxibotulinumtoxinA for Injection, if approved, and the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with privacy and data protection laws; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; the profitability of and our ability to scale OPUL™, the features and functionalities and benefits to practices and patients of OPUL™; interruptions or performance problems associated with HintMD or OPUL™; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K expected to be filed with the SEC on February 28, 2022. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Goodfuse:
Jenifer Slaw, 347-971-0906
jenifer.slaw@Goodfuse.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$110,623	$333,558
Short-term investments	114,448	102,947
Accounts receivable, net	3,348	1,829
Inventories	10,154	5,876
Prepaid expenses and other current assets	7,544	5,793
Total current assets	246,117	450,003
Property and equipment, net	24,661	17,499
Goodwill	146,964	146,964
Intangible assets, net	55,334	71,343
Operating lease right of use assets	44,340	29,632
Restricted cash	5,046	3,445
Other non-current assets	8,701	1,334
TOTAL ASSETS	$531,163	$720,220
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,603	$12,657
Accruals and other current liabilities	39,558	32,938
Deferred revenue, current	9,362	7,851
Operating lease liabilities, current	4,746	4,437
Derivative liability	3,020	3,081
Total current liabilities	67,289	60,964
Convertible senior notes	280,635	180,526
Deferred revenue, non-current	74,152	77,294
Operating lease liabilities, non-current	39,131	27,146
Other non-current liabilities	1,485	—
TOTAL LIABILITIES	462,692	345,930
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, par value $0.001 per share — 190,000,000 and 95,000,000 shares authorized as of December 31, 2021 and December 31, 2020, respectively; 71,584,057 and 69,178,666 shares issued and outstanding as of December 31, 2021 and 2020, respectively	72	69
Additional paid-in capital	1,466,369	1,500,514
Accumulated other comprehensive loss	(18)	—
Accumulated deficit	(1,397,952)	(1,126,293)
TOTAL STOCKHOLDERS’ EQUITY	68,471	374,290
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$531,163	$720,220

REVANCE THERAPEUTICS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Product revenue	$23,838	$10,009	$70,820	$12,877
Collaboration revenue	1,621	915	5,655	2,031
Service revenue	491	209	1,323	417
Total Revenue	25,950	11,133	77,798	15,325
Operating expenses:
Cost of product revenue (exclusive of amortization)	7,672	3,656	23,125	4,758
Cost of service revenue (exclusive of amortization)	209	7	285	11
Selling, general and administrative	46,436	55,819	198,821	151,846
Research and development	29,468	26,782	116,255	125,795
Amortization	3,769	2,838	13,988	6,077
Total operating expenses	87,554	89,102	352,474	288,487
Loss from operations	(61,604)	(77,969)	(274,676)	(273,162)
Interest income	71	1,454	337	4,322
Interest expense	(1,573)	(4,410)	(6,273)	(15,148)
Changes in fair value of derivative liability	159	82	61	(129)
Other expense, net	(151)	(186)	(759)	(592)
Loss before income taxes	(63,098)	(81,029)	(281,310)	(284,709)
Income tax benefit	—	2,720	—	2,620
Net loss	(63,098)	(78,309)	(281,310)	(282,089)
Unrealized loss	(15)	—	(18)	(3)
Comprehensive loss	$(63,113)	$(78,309)	$(281,328)	$(282,092)
Basic and diluted net loss	$(63,098)	$(78,309)	$(281,310)	$(282,089)
Basic and diluted net loss per share	$(0.93)	$(1.24)	$(4.17)	$(4.86)
Basic and diluted weighted-average number of shares used in computing net loss per share	68,034,811	63,298,758	67,507,818	58,009,162

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense
(In thousands)
(Unaudited)

	Quarter Ended	Year Ended
	December 31, 2021	December 31, 2021
SG&A expense:
GAAP SG&A expense	$46,436	$198,821
Adjustments:
Stock-based compensation	(7,114)	(28,307)
Depreciation and amortization	(1,231)	(4,094)
Non-GAAP SG&A expense	$38,091	$166,420

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Quarter Ended	Year Ended
	December 31, 2021	December 31, 2021
R&D expense:
GAAP R&D expense	$29,468	$116,255
Adjustments:
Stock-based compensation	(3,807)	(15,127)
Depreciation and amortization	(419)	(1,771)
Non-GAAP R&D expense	$25,242	$99,357

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Quarter Ended	Year Ended
	December 31, 2021	December 31, 2021
Operating expense:
GAAP operating expense	$87,554	$352,474
Adjustments:
Stock-based compensation	(10,921)	(43,434)
Depreciation and amortization	(5,419)	(19,853)
Costs of revenue (exclusive of amortization)	(7,881)	(23,410)
Non-GAAP operating expense	$63,333	$265,777